December 19, 2017

State Street Bank and Trust Company

200 Newport Avenue

North Quincy, Massachusetts 02171

Attention: Sean Conroy, Vice President

Re: WisdomTree Trust (the “Fund” or “Trust”, as applicable)

Ladies and Gentlemen:

Reference is made to the (i) Master Custodian Agreement by and between each management investment company party thereto, and State Street Bank and Trust Company (“State Street”) dated as of September 27, 2013, as amended, modified, or supplemented from time to time (the “Custodian Agreement”), (ii) Administration Agreement by and between each management investment company party thereto, and State Street dated as of September 27, 2013, as amended, modified, or supplemented from time to time (the “Administration Agreement”), and (iii) Transfer Agency and Service Agreement by and between each management investment company party thereto, and State Street dated as of September 27, 2013, as amended, modified, or supplemented from time to time (the “Transfer Agency Agreement”, and taken together with the Custodian Agreement and the Administration Agreement, the “Agreements”). Pursuant to the Agreements, this letter (the “Letter”) is to provide written notice that the undersigned Fund or Trust, as applicable, has established the following new series (each, a “Portfolio”):

WisdomTree Balanced Income Fund

WisdomTree ICBCCS S&P China 500 Fund

In accordance with the additional fund and portfolio provision of Section 22.5 of the Custodian Agreement, Section 18 of the Administration Agreement, and Section 12 of the Transfer Agency Agreement, we request that you confirm that you will render the services described in the Agreements to the Additional Portfolios. In signing below, each of the undersigned hereby confirms, as of the date hereof, their respective representations and warranties set forth in Section 22.6 and 22.12 of the Custodian Agreement, Section 4 of the Administration Agreement, and Section 4 of the Transfer Agency Agreement.

Information Classification: Limited Access

WisdomTree Trust 245 Park Avenue, 35th Floor, New York, NY 10167 | 212-801-2080 Tel 212-801-2081 Fax

Pursuant to the Agreements, this Letter is also to provide written notice that as of December 18, 2017, the undersigned Fund or Trust, as applicable, has changed the names of the following Portfolios:

WisdomTree U.S. Quality Shareholder Yield Fund (f/k/a WisdomTree U.S. LargeCap Value Fund)

A current Appendix A or Schedule A, as applicable, to the Agreements is attached hereto. Please indicate your acceptance of the foregoing by executing two copies of this Letter, returning one to the Fund and retaining one for your records.

Sincerely,

WISDOMTREE TRUST

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Information Classification: Limited Access

WisdomTree Trust 245 Park Avenue, 35th Floor, New York, NY 10167 | 212-801-2080 Tel 212-801-2081 Fax

APPENDIX A OR SCHEDULE A, AS APPLICABLE,

TO

MASTER CUSTODIAN AGREEMENT, ADMINISTRATION AGREEMENT, AND

TRANSFER AGENCY AND SERVICE AGREEMENT

As of December 19, 2017

WisdomTree Trust

WisdomTree Asia Local Debt Fund

WisdomTree Asia Pacific ex-Japan Fund

WisdomTree Australia Dividend Fund

WisdomTree Balanced Income Fund

WisdomTree Barclays Yield Enhanced U.S. Short-Term Aggregate Bond Fund

WisdomTree Barclays Yield Enhanced U.S. Aggregate Bond Fund

WisdomTree Barclays Negative Duration U.S. Aggregate Bond Fund

WisdomTree Barclays Interest Rate Hedged U.S. Aggregate Bond

WisdomTree Bloomberg Floating Rate Treasury Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

WisdomTree Negative Duration High Yield Bond Fund

WisdomTree Interest Rate Hedged High Yield Bond Fund

WisdomTree Brazilian Real Strategy Fund

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

WisdomTree CBOE Russell 2000 PutWrite Strategy Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree Chinese Yuan Strategy Fund

WisdomTree U.S. Dividend ex-Financials Fund

WisdomTree Dynamic Bearish U.S. Equity Fund

WisdomTree Dynamic Currency Hedged Emerging Markets Equity Fund

WisdomTree Dynamic Currency Hedged Europe Equity Fund

WisdomTree Dynamic Currency Hedged Global ex-U.S. Equity Fund

WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund

WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund

WisdomTree Dynamic Currency Hedged Japan Equity Fund

WisdomTree Dynamic Long/Short U.S. Equity Fund

WisdomTree U.S. Earnings 500 Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Emerging Markets Dividend Fund

WisdomTree Emerging Markets Ex-State Owned Enterprises Fund

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets Local Debt Fund

Information Classification: Limited Access

WisdomTree Trust 245 Park Avenue, 35th Floor, New York, NY 10167 | 212-801-2080 Tel 212-801-2081 Fax

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Europe Domestic Economy Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Fundamental U.S. Corporate Bond Fund

WisdomTree Fundamental U.S. High Yield Corporate Bond Fund

WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund

WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree Global ex-Mexico Equity Fund

WisdomTree Global ex-U.S. Hedged Dividend Fund

WisdomTree Global ex-U.S. Hedged Real Estate Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Global ex-U.S. Real Estate Fund

WisdomTree Global Hedged SmallCap Dividend Fund

WisdomTree Global High Dividend Fund

WisdomTree Global SmallCap Dividend Fund

WisdomTree U.S. High Dividend Fund

WisdomTree ICBCCS S&P China 500 Fund

WisdomTree India Earnings Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International Equity Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree International High Dividend Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Japan Hedged Capital Goods Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Hedged Financials Fund

WisdomTree Japan Hedged Health Care Fund

WisdomTree Japan Hedged Quality Dividend Growth Fund

WisdomTree Japan Hedged Real Estate Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree U.S. LargeCap Dividend Fund

WisdomTree U.S. Quality Shareholder Yield Fund (f/k/a WisdomTree U.S. LargeCap Value Fund)

WisdomTree Managed Futures Strategy Fund

WisdomTree U.S. MidCap Dividend Fund

WisdomTree U.S. MidCap Earnings Fund

WisdomTree Middle East Dividend Fund

WisdomTree U.S. SmallCap Dividend Fund

WisdomTree U.S. SmallCap Earnings Fund

WisdomTree Strong Dollar Emerging Markets Equity Fund

WisdomTree U.S. Total Dividend Fund

Information Classification: Limited Access

WisdomTree Trust 245 Park Avenue, 35th Floor, New York, NY 10167 | 212-801-2080 Tel 212-801-2081 Fax

WisdomTree U.S. Total Earnings Fund

WisdomTree U.S. Domestic Economy Fund

WisdomTree U.S. Export and Multinational Fund

WisdomTree U.S. Multifactor Fund

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree United Kingdom Hedged Equity Fund

Information Classification: Limited Access

WisdomTree Trust 245 Park Avenue, 35th Floor, New York, NY 10167 | 212-801-2080 Tel 212-801-2081 Fax